Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Second Quarter 2022 Results
Revenue of $91.4 million, up 4.3% from Q2 2021
Net loss of $5.1 million versus $18.5 million in Q2 2021
Adjusted EBITDA of $6.5 million, up 146.9% from Q2 2021
Updating 2022 revenue guidance and increasing adjusted EBITDA margin guidance
RESTON, Va., August 9, 2022 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2022.
Q2 2022 Financial Highlights
•Revenue for the second quarter was $91.4 million compared to $87.7 million in Q2 2021
•Cross Platform Solutions revenue grew 13.2% year over year to $39.8 million driven by local and national TV measurement and the continued rebound in our Movies business
•Digital Ad Solutions revenue declined 1.7% to $51.6 million due to slower ad spend, which impacted Activation and other digital products
•Net loss of $5.1 million compared to a net loss of $18.5 million in Q2 2021
•Adjusted EBITDA of $6.5 million compared to $2.6 million in Q2 2021
Recent Business Developments
Cross Platform Solutions
•Comscore's ongoing currency trials with Discovery, Warner Media and NBCU are proceeding well.
•Horizon Media is exclusively testing Comscore's local TV measurement solution as a new form of currency for 2023 planning and buying following their commitment to transact up to 15% of upfronts with alternative currencies.
•Publicis is testing Comscore's first generation Cross Platform Planning tool, with the goal to align local, national and cross-platform delivery.
•Gray Media expanded its local market TV subscription in 11 new local markets. Additionally, our independent agency growth was strong, signing 12 new agencies and expanding markets with nine existing independent agency accounts in Q2.
Digital Ad Solutions
•SiriusXM's AdsWizz has agreed to integrate Comscore's cookie-free Predictive Audiences targeting and AI contextual categorization engine for publishers and marketers across AdsWizz's podcast ecosystem.
•We added CTV measurement to our Video Metrix Multi-Platform product, including YouTube traffic sharing measurement, for India, Spain, the UK, Italy, France and Germany. Comscore is the first international measurement provider to deliver complete audience measurement across YouTube's largest platforms at the device level for PC, mobile and CTV.
•In Q2 we launched phase 1 of Total Digital, the new user interface for our syndicated digital suite. This new platform integrates a portion of our digital suite and all social measurement solutions into a unified, user-friendly dashboard that provides marketers, agencies and publishers with an always-on view of how consumers are engaging with content and advertising.
"I was honored to step into the CEO role in July and remain excited about the opportunity ahead for Comscore. This is a critical time for the industry and we are committed and focused on delivering innovative products and solutions that our customers want and driving the growth and profitability our shareholders expect. The quarter highlights the momentum in our business, particularly in Cross Platform Solutions, which includes our growing local and national television businesses. While there is still work to be done, I am excited and energized about the opportunity ahead," said Jon Carpenter, CEO of Comscore.

Second Quarter Summary Results
Revenue in the second quarter was $91.4 million, up 4.3% from $87.7 million in Q2 2021, with growth from increases in TV, Movies and Custom Digital Solutions partially offset by lower revenue from Activation and other digital products due to slower ad spend. Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $96.0 million, up 4.0% from $92.3 million in Q2 2021.
Net loss for the quarter was $5.1 million, compared to net loss of $18.5 million in Q2 2021. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(0.10), compared to a loss per share of $(0.28) in Q2 2021.
Adjusted EBITDA for the quarter was $6.5 million, compared to $2.6 million in Q2 2021, resulting in adjusted EBITDA margins of 7.1% and 3.0%, respectively. Adjusted EBITDA and adjusted EBITDA margin exclude stock-based compensation, change in fair value of contingent consideration, financing derivatives and warrants liability, debt extinguishment costs, amortization of cloud-computing implementation costs, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of June 30, 2022, cash, cash equivalents and restricted cash totaled $20.1 million. Total debt principal, including $16.0 million in outstanding borrowings under our senior secured revolving credit agreement, was $20.7 million.
2022 Outlook
Based on current trends and expectations, we believe 2022 total revenue will increase between 5% and 7% over 2021 and that our adjusted EBITDA margin will exceed 9%.
We do not provide GAAP net loss on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net loss, on a forward-looking basis.
Conference Call Information for Today, Tuesday, August 9, 2022 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, August 9, 2022 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, OTT and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for future periods, continued growth in our national and local TV and Movies businesses, the impact of new customer contracts and partnerships on our business and revenue prospects, evolving industry trends, Comscore's currency opportunities and currency trials, and product development and innovation. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; evolving privacy and regulatory standards; the continuing impact of the Covid-19 pandemic and related government mandates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net loss, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net loss. These reconciliations should be carefully evaluated.
Press
Bill Daddi
Daddi Brand Communications
917-920-3717
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2022	December 31, 2021
(In thousands, except share and par value data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,634	$21,854
Restricted cash	425	425
Accounts receivable, net of allowances of $911 and $1,173, respectively	56,566	72,059
Prepaid expenses and other current assets	14,593	14,769
Total current assets	91,218	109,107
Property and equipment, net	36,462	36,451
Operating right-of-use assets	26,167	29,186
Deferred tax assets	2,738	2,811
Intangible assets, net	26,394	39,945
Goodwill	434,014	435,711
Other non-current assets	11,311	10,263
Total assets	$628,304	$663,474
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$33,299	$23,575
Accrued expenses	37,287	45,264
Contract liability	53,936	54,011
Customer advances	10,909	11,613
Current operating lease liabilities	7,528	7,538
Warrants liability	3,525	10,520
Other current liabilities	6,664	12,850
Total current liabilities	153,148	165,371
Non-current operating lease liabilities	32,348	36,055
Non-current portion of accrued data costs	20,781	16,005
Revolving line of credit	16,000	16,000
Deferred tax liabilities	2,997	2,103
Other non-current liabilities	13,358	16,879
Total liabilities	238,632	252,413
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 shares authorized, issued and outstanding as of June 30, 2022 and December 31, 2021; aggregate liquidation preference of $204,043 as of June 30, 2022, and $211,863 as of December 31, 2021	187,885	187,885
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 shares authorized as of June 30, 2022 and December 31, 2021, respectively; no shares issued or outstanding as of June 30, 2022 or December 31, 2021	—	—
Common stock, $0.001 par value; 275,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 98,538,188 shares issued and 91,773,392 shares outstanding as of June 30, 2022, and 97,172,086 shares issued and 90,407,290 shares outstanding as of December 31, 2021	92	90
Additional paid-in capital	1,689,596	1,683,883
Accumulated other comprehensive loss	(17,183)	(12,098)
Accumulated deficit	(1,240,734)	(1,218,715)
Treasury stock, at cost, 6,764,796 shares as of June 30, 2022 and December 31, 2021	(229,984)	(229,984)
Total stockholders' equity	201,787	223,176
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$628,304	$663,474

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues	$91,434	$87,659	$185,400	$177,989

Cost of revenues (1) (2)	51,467	51,386	104,385	104,088
Selling and marketing (1) (2)	17,485	16,530	34,651	34,357
Research and development (1) (2)	9,917	10,132	19,449	20,485
General and administrative (1) (2)	17,103	14,246	35,220	28,714
Amortization of intangible assets	6,772	6,255	13,551	12,694
Total expenses from operations	102,744	98,549	207,256	200,338
Loss from operations	(11,310)	(10,890)	(21,856)	(22,349)
Other income (expense), net	4,557	(6,508)	6,990	(14,782)
Gain (loss) from foreign currency transactions	2,527	(370)	2,947	704
Interest expense, net	(176)	(355)	(376)	(7,400)
Loss on extinguishment of debt	—	—	—	(9,629)
Loss before income taxes	(4,402)	(18,123)	(12,295)	(53,456)
Income tax provision	(648)	(422)	(2,031)	(1,444)
Net loss	$(5,050)	$(18,545)	$(14,326)	$(54,900)
Net loss available to common stockholders
Net loss	$(5,050)	$(18,545)	$(14,326)	$(54,900)
Convertible redeemable preferred stock dividends	(3,868)	(3,868)	(7,693)	(4,803)
Total net loss available to common stockholders	$(8,918)	$(22,413)	$(22,019)	$(59,703)
Net loss per common share:
Basic and diluted	$(0.10)	$(0.28)	$(0.24)	$(0.76)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	92,405,250	81,427,971	92,048,120	78,813,987
Comprehensive loss:
Net loss	$(5,050)	$(18,545)	$(14,326)	$(54,900)
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(4,544)	731	(5,085)	(1,420)
Total comprehensive loss	$(9,594)	$(17,814)	$(19,411)	$(56,320)

(1) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenues	$421	$468	$722	$1,323
Selling and marketing	409	516	672	1,471
Research and development	311	350	511	992
General and administrative	2,121	1,851	3,893	4,336
Total stock-based compensation expense	$3,262	$3,185	$5,798	$8,122

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2022	2021
Operating activities:
Net loss	$(14,326)	$(54,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	13,551	12,694
Depreciation	8,356	7,991
Stock-based compensation expense	5,798	8,122
Non-cash operating lease expense	2,990	2,597
Change in fair value of contingent consideration liability	2,403	—
Amortization expense of finance leases	1,360	941
Deferred tax provision	781	967
Change in fair value of warrants liability	(6,995)	16,520
Loss on extinguishment of debt	—	9,629
Non-cash interest expense on senior secured convertible notes	—	4,692
Other	1,128	357
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	14,413	5,336
Prepaid expenses and other assets	(2,278)	1,516
Accounts payable, accrued expenses and other liabilities	2,544	8,692
Contract liabilities and customer advances	(1,642)	(11,608)
Current Operating lease liabilities	(3,850)	(2,686)
Net cash provided by operating activities	24,233	10,860

Investing activities:
Capitalized internal-use software costs	(7,587)	(7,369)
Purchases of property and equipment	(669)	(354)
Net cash used in investing activities	(8,256)	(7,723)

Financing activities:
Payments for dividends on convertible redeemable preferred stock	(15,512)	(4,760)
Principal payments on finance leases	(1,456)	(920)
Principal payment and extinguishment costs on senior secured convertible notes	—	(204,014)
Principal payment and extinguishment costs on secured term note	—	(14,031)
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	—	188,183
Other	(21)	(334)
Net cash used in financing activities	(16,989)	(35,876)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,208)	(322)
Net decrease in cash, cash equivalents and restricted cash	(2,220)	(33,061)
Cash, cash equivalents and restricted cash at beginning of period	22,279	50,741
Cash, cash equivalents and restricted cash at end of period	$20,059	$17,680

	As of June 30,
	2022	2021
Cash and cash equivalents	$19,634	$16,659
Restricted cash	425	1,021
Total cash, cash equivalents and restricted cash	$20,059	$17,680

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2022 (Unaudited)	2021 (Unaudited)	2022 (Unaudited)	2021 (Unaudited)
GAAP net loss	$(5,050)	$(18,545)	$(14,326)	$(54,900)

Amortization of intangible assets	6,772	6,255	13,551	12,694
Depreciation	4,165	3,937	8,356	7,991
Amortization expense of finance leases	656	498	1,360	941
Income tax provision	648	422	2,031	1,444
Interest expense, net	176	355	376	7,400
EBITDA	7,367	(7,078)	11,348	(24,430)

Adjustments:
Stock-based compensation expense	3,262	3,185	5,798	8,122
Amortization of cloud-computing implementation costs	359	—	718	—
Change in fair value of contingent consideration liability	55	—	2,403	—
Loss on extinguishment of debt	—	—	—	9,629
Other (income) expense, net (1)	(4,560)	6,519	(6,995)	14,870
Non-GAAP adjusted EBITDA	$6,483	$2,626	$13,272	$8,191
Non-GAAP adjusted EBITDA margin (2)	7.1%	3.0%	7.2%	4.6%
(1) Adjustments to other (income) expense, net reflect non-cash changes in the fair value of financing derivatives, interest make-whole derivative and warrants liability included in other income (expense), net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
We do not provide GAAP net loss on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net loss, on a forward-looking basis.

Revenues
Revenues from our two offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2022 (Unaudited)	% of Revenue	2021 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$51,630	56.5%	$52,497	59.9%	$(867)	(1.7)%
Cross Platform Solutions (1)	39,804	43.5%	35,162	40.1%	4,642	13.2%
Total revenues	$91,434	100.0%	$87,659	100.0%	$3,775	4.3%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $7.5 million in the second quarter of 2021 to $8.4 million in the second quarter of 2022.

	Six Months Ended June 30,
(In thousands)	2022 (Unaudited)	% of Revenue	2021 (Unaudited)	% of Revenue	$ Variance	% Variance
Digital Ad Solutions	$104,767	56.5%	$105,542	59.3%	$(775)	(0.7)%
Cross Platform Solutions (1)	80,633	43.5%	72,447	40.7%	8,186	11.3%
Total revenues	$185,400	100.0%	$177,989	100.0%	$7,411	4.2%
(1) Cross Platform Solutions revenue includes revenue from our movies business, which grew from $14.3 million in the first half of 2021 to $16.5 million in the first half of 2022.